As filed with the Securities and Exchange Commission on March 20, 2015

Registration Nos. 333-85835, 333-30094, 333-109582, 333-122091, 333-153006, 333-186878

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under The Securities Act of 1933

MARINEMAX, INC.

(Exact name of Registrant as specified in its charter)

Florida	59-3496957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2600 McCormick Drive, Suite 200

Clearwater, Florida 33759

(727) 531-1700

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

William H. McGill Jr.

Chairman, President and Chief Executive Officer

MarineMax, Inc.

2600 McCormick Drive, Suite 200

Clearwater, Florida 33759

(727) 531-1700

(Name, address, including ZIP code, and telephone number, including area code, of registrant’s agent for service)

Copy to:

Robert J. Grammig, Esq.

Holland & Knight LLP

100 North Tampa Street, Suite 4100

Tampa, Florida 33602

(813) 227-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

On March 20, 2015, following approval by the requisite vote of stockholders at the company’s 2015 Annual Meeting of Stockholders, MarineMax, Inc. changed its state of incorporation from Delaware to Florida. This reincorporation was effectuated on March 20, 2015by merging MarineMax, Inc., a Delaware corporation (“MarineMax Delaware”), with and into MarineMax Reincorporation, Inc., a Florida corporation and wholly-owned subsidiary of MarineMax Delaware (“MarineMax Florida,” the “Company” or the “Registrant”), established for such purpose, with the Company as the surviving entity under the name “MarineMax, Inc.” The Company is deemed to be the successor issuer of MarineMax Delaware under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with the reincorporation, each outstanding share of common stock of MarineMax Delaware was automatically converted into one share of common stock of the Registrant .

The Company as the successor issuer of MarineMax Delaware is filing this Post-Effective Amendment No. 1 to registration statements on Form S-3, File Nos. 333-85835, 333-30094, 333-109582, 333-122091, 333-153006, 333-186878 (the “Registration Statements”), pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), solely to update the Registration Statements as a result of the Registrant’s reincorporation in the State of Florida from the State of Delaware (the “Reincorporation”).

In accordance with Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, as successor issuer to MarineMax Delaware, expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act. The applicable registration fees were paid at the time of the original filings of the Registration Statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Not applicable.

Item 15. Indemnification of Officers and Directors.

The Registrant is a Florida corporation. The Florida Business Corporation Act, as amended (the “FBCA”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the FBCA provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceedings, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the FBCA provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the FBCA further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of the action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the FBCA or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Article VII of our bylaws provides that we shall indemnify and hold harmless any director, officer, employee or agent or any former director, officer, employee or agent to the fullest extent permitted by Florida law, and advance his or her expenses incurred in defending any proceeding in advance of its final disposition to the fullest extent permitted by Florida law. The Registrant has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

We have entered into separate employment agreements with certain of our officers. These agreements require us to, among other things, indemnify such officers against certain liabilities that may arise by reason of their status or service as officers.

Item 16. Exhibits.

Exhibit Number	Exhibit

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation of the Registrant (1)

3.2	Bylaws of the Registrant (2)

4.1	Form of Certificate of Common Stock (3)

4.6	Form of Certificate of Preferred Stock*

4.7	Form of Warrant Agreement and Certificate*

4.8	Form of Debt Security*

4.9	Form of Indenture*

4.10	Form of Depositary Receipt for Depositary Shares*

4.11	Form of Deposit Agreement for Depositary Shares*

4.12	Form of Purchase Contract*

4.13	Form of Unit Agreement and Unit Certificate*

5.1	Opinion of Holland & Knight, LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of KPMG LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Holland & Knight LLP (contained in Exhibit 5.1)

24.1	Power of Attorney of Directors and Executive Officers (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Indenture*

*	To be filed by amendment to this registration statement or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

(1)	Incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K dated March 20, 2015, as filed with the Commission on March 20, 2015.
(2)	Incorporated by reference to Exhibit 3.2 to Registrant’s Form 8-K dated March 20, 2015, as filed with the Commission on March 20, 2015.
(3)	Incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K dated March 20, 2015, as filed with the Commission on March 20, 2015.

Item 17. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on this 20th day of March, 2015.

MARINEMAX, INC.

By:	/s/ William H. McGill Jr.
William H. McGill Jr.
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT that each individual whose signature appears below constitutes and appoints William H. McGill Jr. and Michael H. McLamb, and each of them, acting individually, as his or her true and lawful agent, proxy and attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ William H. McGill Jr. William H. McGill Jr.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 20, 2015

/s/ Michael H. McLamb Michael H. McLamb	Executive Vice President, Chief Financial Officer, Secretary, and Director (Principal Accounting and Financial Officer)	March 20, 2015

Signature	Position	Date

/s/ Frances L. Allen Frances L. Allen	Director	March 20, 2015

/s/ Hilliard M. Eure III Hilliard M. Eure III	Director	March 20, 2015

/s/ Clint Moore Clint Moore	Director	March 20, 2015

/s/ Charles R. Oglesby Charles R. Oglesby	Director	March 20, 2015

/s/ Joseph A. Watters Joseph A. Watters	Director	March 20, 2015

/s/ Dean S. Woodman Dean S. Woodman	Director	March 20, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation of the Registrant (1)

3.2	Bylaws of the Registrant (2)

4.1	Form of Certificate of Common Stock (3)

4.6	Specimen Certificate of Preferred Stock*

4.7	Form of Warrant Agreement and Certificate*

4.8	Form of Debt Security*

Exhibit Number	Exhibit

4.9	Form of Indenture*

4.10	Form of Depositary Receipt for Depositary Shares*

4.11	Form of Deposit Agreement for Depositary Shares*

4.12	Form of Purchase Contract*

4.13	Form of Unit Agreement and Unit Certificate*

5.1	Opinion of Holland & Knight, LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of KPMG LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Holland & Knight LLP (contained in Exhibit 5.1)

24.1	Power of Attorney of Directors and Executive Officers (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Indenture*

*	To be filed by amendment to this registration statement or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
(1)	Incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K dated March 20, 2015, as filed with the Commission on March 20, 2015.
(2)	Incorporated by reference to Exhibit 3.2 to Registrant’s Form 8-K dated March 20, 2015, as filed with the Commission on March 20, 2015.
(3)	Incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K dated March 20, 2015, as filed with the Commission on March 20, 2015.